UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 28, 2019

Amtech Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Arizona	000-11412	86-0411215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 S. Clark Drive, Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 967-5146
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
_____________________________________________________________________________________________
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

[ ]	Emerging growth company

[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.05    Costs Associated with Exit or Disposal Activities

On April 3, 2019, Amtech Systems, Inc. (the “Company”) announced that its Board of Directors (the “Board”) determined that it was in the long-term best interest of the Company to exit the solar business segment and steer its strategic focus to its semiconductor and silicon carbide/polishing business segments in order to more fully realize the opportunities presented in those areas.

The Board made its decision after analyzing current market conditions and the strategic outlook for its solar segment, which operates in a highly competitive market among lower cost manufacturers, particularly in China. Historical fluctuations in the solar cell industry combined with downward pricing pressure has negatively affected the Company’s results of operations in recent years. In response, as previously disclosed in the Company’s periodic reports, the Company had been pursuing strategic alternatives for pursuing the continued operations of the Solar Segment, including the possibility of restructuring the Solar Segment to achieve profitability and compete more effectively. After further assessment, however (including input from management of the Solar segment and the Company’s external advisors), the Board determined that the investment required to return the solar business to profitability can be better utilized to pursue strategic opportunities in the Semiconductor and SiC/LED segments.

The anticipated divestiture will include the Company’s Tempress and SoLayTec subsidiaries. The Company has adopted a plan to sell its Solar operations on or before March 31, 2020.

The Company is not yet able to estimate the total amount or range of amounts of charges expected to be incurred in connection with this action, as well as an estimate of amounts or range of amounts for each major category of costs. The Company will undertake to amend this Form 8-K (or include in its next Quarterly Report for Form 10-Q, as applicable) to include this information within four business days after it makes a determination of such estimates or range of estimates and to include such information in subsequent periodic reports as necessary or appropriate.

On April 3, 2019, the Company issued a press release announcing the contemplated divestiture of the Solar Segment, which press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.            Description
99.1                Press Release dated April 3, 2019

Certain information contained in this Current Report on Form 8-K is forward-looking in nature. All statements in this Form 8-K, or made by management of the Company and its subsidiaries, other than statements of historical fact, are hereby identified as “forward-looking statements” (as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). The forward-looking statements in this report relate only to events or information as of the date on which the statements are made in this report. Examples of forward-looking statements include statements regarding Amtech’s future financial results, operating results, business strategies, projected costs, products under development, competitive positions, plans and objectives of Amtech and its management for future operations, efforts to improve operational efficiencies and effectiveness and greater China sourcing. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “would,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology used in this report or by our management, which are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. The Form 10-K that Amtech filed with the Securities and Exchange Commission (the “SEC”) for the year-ended September 30, 2018, listed various important factors that could affect the Company’s future operating results and financial condition and could cause actual results to differ materially from historical results and expectations based on forward-looking statements made in this document or elsewhere by Amtech or on its behalf. These factors can be found under the heading “Risk Factors” in the Form 10-K and investors should refer to them. Because it is not possible to predict or identify all such factors, any such list cannot be considered a complete set of all potential risks or uncertainties. Except as required by law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events, or otherwise.

Exhibit Index

Exhibit No.            Description
99.1Press Release Dated April 3, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMTECH SYSTEMS, INC.

Date:	April 3, 2019	By: /s/ Lisa D. Gibbs
Name: Lisa D. Gibbs
Title: Vice President and Chief Financial Officer